REG AB 1123 Statement of Compliance

I am an authorized officer for IndyMac Bank, F.S.B, the servicer for the transactions listed on the attached schedule and I certify:

a)	A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.

b)
To the best of my knowledge, based on such review, except as set forth below IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.

c)	None

By:	/s/ Robert M. Abramian
Robert M. Abramian
First Vice President
Home Loans Servicing
Investor Reporting
IndyMac Bank

By:	/s/ Bart Vincent
Bart Vincent
First Vice President
HLS-Finance
Financial
IndyMac Bank

Prepared for:	Aurora Loan Services

Date:	February 28, 2007

Ref:	EXHIBIT A

www.indymacbank.com
7700 W. Parmer Lane, Bldg D, Austin, TX 78729

EXHIBIT A

137     LXS 2006-12N LB 7/27/06
139     LXS 2006-11 7/27/06
140     LMT 2006-4 7/28/06
187     ITF SARM 2006-8 (LB) 8/31/06
188     LXS 2006-14N (LB) 8/31/06
193     ITF LXS 2006-13 8/31/06
234     ITF SARM 2006-4 04/28/06
238     LXS 2006-7 04/28/06
276     ITF LXS 2006-8 05/31/06
286     ITF LXS 2006-1 ON (6-30-06)
294     LMT 2006-5 8-31-06
374     ITF LXS 2006-16N 092906
377     ITF LXS 2006-15 092906
433     LMT 2006-6 09/29/06
441     ITF LXS 2006-17 10/30/06
443     LMT 2006-7 10/30/06
447     LXS 2006-18N 11/29/2006
448     LXS 2006-19 11/29/2006
449     LMT 2006-8 11/29/2006
903     ITF LXS 2006-2N 1/31/06
4108   LMT 2006-9 12/29/06
4109   LXS 2006-20 12/29/06